EXHIBIT 32.1:

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. 1350,
as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.*

In connection with the accompanying Annual Report on Form 10-K of Pathfinder Cell Therapy, Inc. for the year ended December 31, 2014, the undersigned hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1)	such Annual Report on Form 10-K for the year ended December 31, 2014, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in such Annual Report on Form 10-K for the year ended December 31, 2014, fairly presents, in all material respects, the financial condition and results of operations of Pathfinder Cell Therapy, Inc.

Dated: March 31, 2015	/s/ Richard L. Franklin, M.D.
Name: Richard L. Franklin, M.D.
Title: CEO and President

* A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided by Pathfinder Cell Therapy, Inc. and will be retained by Pathfinder Cell Therapy, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.